UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2017

PANERA BREAD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of principal executive offices)	(Zip Code)

314-984-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2017, Panera Bread Company (the “Company”) entered into a term loan agreement, by and among the Company, as borrower, Bank of America, as administrative agent, and each lender from time to time party thereto (the “Term Loan Agreement”). The Term Loan Agreement provides for up to two unsecured drawdowns of a term loan in the aggregate principal amount of up to $200 million and provides that the Company may select the interest rates under the loan equal to (1) the Eurodollar Rate (as defined in the Term Loan Agreement) plus the “Applicable Rate” for Eurodollar loans (which is an amount ranging from 1.00% to 1.50% depending on the Company’s consolidated leverage ratio) or (2) the “Base Rate” (which is defined as the higher of the Bank of America prime rate, the Federal funds rate plus 0.50%, or the Eurodollar Rate plus 1.00%) plus the “Applicable Rate” for Base Rate loans (which is an amount ranging from 0.00% to 0.50% depending on the Company’s consolidated leverage ratio). The Company’s obligations under the term loan are guaranteed by certain of its direct and indirect subsidiaries. The loan will become due on February 1, 2022, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness or a change of control of the Company, as defined in the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, investments in foreign subsidiaries, indebtedness of subsidiaries of the Company, fundamental changes, dispositions, restricted payments, change in nature of business, transactions with affiliates, burdensome agreements, and use of proceeds. The Term Loan Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and fixed charge coverage ratios. The Company expects to use the proceeds of the Term Loan Agreement for general corporate purposes, including working capital, capital expenditures, Permitted Acquisitions (as defined in the Term Loan Agreement) and purchases of the Equity Interests (as defined in the Term Loan Agreement) of the Company and transaction expenses relating thereto.

A copy of the Term Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Term Loan Agreement set forth above is qualified in its entirety by reference to the full text of the Term Loan Agreement filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in “Item 1.01. Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K related to the Company’s entry into the Term Loan Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

	By:	/s/ Michael J. Bufano
Date: February 7, 2017	Name:	Michael J. Bufano
	Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of February 1, 2017, by and among Panera Bread Company, as borrower, Bank of America, N.A., as administrative agent and lender and each lender party thereto.